THE SCOTT LAW FIRM, P.A.
                      940 Northeast 79th Street, Suite A
                               Miami, FL  33138

                                (305) 754-3603
                           Facsimile (305) 754-2668

                             wscott@wscottlaw.com

                                                   May 12, 2004

To:  The Board Of Directors
White Oak Financial Services, Inc.
5916 N. 300 West
Fremont, IN  46737

Dear Board of Directors,

We have acted as your counsel in connection with the preparation and filing with the U. S. Securities and Exchange Commission, a Registration Statement on Form S-1, which includes the prospectus (the "Prospectus") that will be used to offer limited partnership interests of Providence Select Fund, a Delaware limited partnership, (the "Fund").

We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion set forth under the caption "Federal Income Tax Aspects-Tax Opinion," "Summary-Federal Income Tax Aspects," "Risk Factors-Any general partner wishing to voluntarily withdraw from the Fund must give 120 days prior written notice to the limited partners," and "Risk Factors-You may be subject to back taxes and penalties." We also confirm that the Prospectus accurately summarizes all material aspects of the Federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

As you instructed, this opinion extends to United States Tax law only and we have not conducted an analysis or opine on any state tax law that may be applicable to the offering or to any investor in the Fund.

This opinion does not extend to or opine upon the legality of the sale of Units of the Fund pursuant to Federal or state securities laws applicable to the offer and sale of securities.

We hereby consent to the filing of this opinion as an Exhibit to the Form S-1 Registration Statement to be filed by the General Partner on behalf of Providence Select Fund, L. P. with the U. S. Securities and Exchange Commission and the states to be selected by the General Partner where the Units will be offered for sale and to all references to our tax opinion referred to in the Forms S-1 for the Fund attributed to our firm.

                                                   Very truly yours,


					           /s/ William S. Scott
						   William S. Scott
						   For The Firm

WSS:lf